REYNOLDS, SMITH AND HILLS, INC.

                                    P R O X Y

            This Proxy Solicited on Behalf of the Board of Directors

             Annual Meeting of Shareholders to be held July 30, 1996

The undersigned hereby appoints Leerie T. Jenkins, Jr. and David K. Robertson, jointly and severally, proxies, with full power of substitution and with discretionary authority, to represent and to vote, in accordance with the instructions set forth below, all shares of Common Stock of Reynolds, Smith and Hills, Inc. held of record by the undersigned on June 20, 1996 at the annual meeting of shareholders to be held on Tuesday, July 30, 1996 or any adjournment thereof.

1.       Election of Directors.

          ________ For all nominees listed below (except as marked to the contrary below).

          ________ Withhold authority to vote for all nominees listed below.

          Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

          L. Jenkins, D. Robertson, D. Cole, R. Ratliff, D. Thomas, A. Zechella

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending March 31, 1997.

         _____________For _____________Against _____________Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign.

Signature______________________________________Date_______________

Signature______________________________________Date_______________

When signing as Attorney, Administrator, Guardian or Trustee please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership name, please sign by authorized person.

This proxy when executed will be voted in the manner directed herein by the shareholders. If no direction is made, this proxy will be voted FOR all proposals.




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